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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2001 relating to the consolidated financial statements of Conoco Inc., which appears in the Current Report on Form 8-K dated February 22, 2001. We also consent to the incorporation by reference of our report dated February 19, 2001 relating to the consolidated financial statements which appears in Conoco Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 9, 2001 relating to the financial statement schedule, which appears in Conoco Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the caption "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 2, 2001